Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No.333-187180), Form S-3 (No. 333-195025), and Form S-3 (No. 333-194684) of Artisan Partners Asset Management Inc. of our report dated February 25, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
February 25, 2015